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Exhibit 99.1

PRIVATE & CONFIDENTIAL
EXECUTION COPY

BRIDGE LOAN TERM SHEET

Borrower:	Magna Entertainment Corp.
Guarantors:	See Schedule A.
Lender:	MID Islandi sf., acting through its Zug Branch.
Documentation:	Loan agreement ("Bridge Loan Agreement") to contain standard representations, warranties, covenants, indemnities, events of default and remedies for a transaction of this nature.
All dollar amounts used herein are stated in U.S. dollars. All uses herein of the word "including" shall be deemed to mean "including without limitation".
Bridge Loan Commitment:	Not to exceed $100 million non-revolving general credit facility (the "Bridge Loan") available in 3 tranches:
1 $50 million on closing
2 $25 million on the first banking day on or after Oct. 15, 2005
3 $25 million on the first banking day on or after Jan. 15, 2006

Tranches 2 and 3 will not be available unless (a) no event of default (or unmatured event of default) will have occurred and be continuing or will result from the making available of the tranche and (b) the Borrower has established to the satisfaction of the Lender, in its sole discretion, that the
Borrower is in compliance with, can reasonably be expected to be able to implement, and is using commercially reasonable efforts to implement, its recapitalization plan (the "MEC Recapitalization Plan") taking into account, among other things, the associated milestones set forth on Schedule B.
Purpose:	For general corporate purposes, in accordance with the MEC Recapitalization Plan
Drawdown Availability:	Draws as required, subject to satisfaction of conditions precedent to tranche availability and drawdown.

Term:	Last day of the month that is 13 months from the month in which the closing of the Bridge Loan occurs (i.e., August 31, 2006 if closing occurs in July 2005), with no extension or renewal rights.
Arrangement Fee:
$1 million, payable on closing; $500,000, payable on the date (if any) on which all or any part of Tranche 2 is made available to the Borrower; and
$500,000, payable on the date (if any) on which all or any part of Tranche
3 is made available to the Borrower.
Pricing:	At the Borrower's option:

1.
Floating rate, with interest per annum equal to the greater of: (a) the U.S. Base Rate, as announced by Bank of Montreal ("BMO") from time to time, plus 550 bps and (b) 9% (with interest in each case payable monthly in arrears); and/or
2.
Fixed rate, with interest per annum equal to the greater of: (a) LIBOR plus 650 bps and (b) 9%, subject to: (i) minimum contract amounts of US$10 million; (ii) not more than five contracts at any one time; and, (iii) contract terms not to exceed three months, and in any event not to extend beyond the expiry of the Term (with interest in each case payable at contract maturity).

Commitment Fee:	100 bps per annum on the undrawn amount of the $100 million maximum Bridge Loan Commitment, payable quarterly in arrears.
Mandatory Repayment:	The Bridge Loan will be repaid and the Bridge Loan Commitment will be reduced in amounts equal to:

•
100% of the net proceeds generated from any equity raise by the Borrower or its subsidiaries, less any amounts required to be paid to BMO pursuant to the MEC-BMO Credit Facility (the "BMO Facility") as set forth on Schedule C
•
100% of the net proceeds generated from any debt raise (except for the Gulfstream Loan (in the maximum amount of $115 million plus capitalized interest and Lender's costs) and the Remington Loan (in the maximum amount of $34.2 million plus capitalized interest and Lender's Costs)) or asset sale by the Borrower or its subsidiaries related to Santa Anita Park and/or Golden Gate Fields, subject to any requirement to repay Wells Fargo and/or BMO with such net proceeds as set forth on Schedule C

•
100% of the net proceeds generated from any other debt raise (except for the Gulfstream Loan and the Remington Loan (each in the maximum amount specified above)) or asset sale by the Borrower or its subsidiaries, less any amounts required to be paid to BMO as set forth on Schedule C
•
Unless used for repairs or reconstruction of damaged property as approved by the Lender, acting reasonably, 100% of the net proceeds of property insurance proceeds in excess of $1 million for the Borrower, less any amounts required to be paid to Wells Fargo, if applicable, and/or BMO, if applicable, as set forth on Schedule C

Net proceeds will be applied first to repay amounts advanced under Tranches 1, 2 and 3 (in that sequence), and then, to the extent there is no amount advanced under a given tranche, the remaining commitment under such tranche will be reduced by an amount equal to the excess amount of net proceeds (in the same sequence).
Voluntary Cancellation/ Repayment:
The Bridge Loan Commitment may be permanently cancelled by the Borrower, in whole or in part, without penalty subject to 10 business days notice. Amounts borrowed under the Bridge Loan can be repaid at any time without penalty (subject to LIBOR contract maturity dates). Amounts repaid cannot be reborrowed.
Security:	See Schedule A.
Authorization:	The Lender is authorized to file UCC financing statements against the Borrower and each of the Guarantors upon execution of this term sheet.

Conditions Precedent To Funding:	Standard conditions precedent to funding given the nature of the transaction, including:

•	Receipt of the MEC Recapitalization Plan (as approved by the MEC Board), in form and substance satisfactory to the Lender
•	Lender satisfaction with the CB Richard Ellis appraisal for Santa Anita prepared for Wells Fargo on September 10, 2004 in connection with the extension of the Wells Fargo – Santa Anita loan
•	Receipt of appraisal for Golden Gate Fields
•	Receipt of appraisal for Gulfstream (previously delivered)
•	Receipt of appraisal for Palm Meadows residential lands
•	Receipt of appraisal for San Luis Rey Downs
•	Receipt of appraisal for Dixon land
•	Receipt of appraisal for Ocala land
•	Lender satisfaction with environmental reports with respect to the Borrower and the Guarantors
•
Receipt of Amended BMO Facility, in form and substance satisfactory to the Lender, in its sole discretion, and including an extension of the term such that the Amended BMO Facility expires no earlier than the last day of the month that is 12 months from the month in which the closing of the Bridge Loan occurs
•	Execution of Intercreditor Agreements in form and substance satisfactory to the Lender, in its sole discretion, between (a) the Lender and BMO and (b) the Lender and Wells Fargo
•	Execution of all Documentation
•	Confirmation that all Representations and Warranties are true and correct
•	Receipt of favourable letters of opinion from counsel in form and substance satisfactory to the Lender
•	Registration of all registrable Security (subject to the provisions below under "SHRCP Approval")
•	Receipt of all approvals with respect to the Bridge Loan set forth below under the heading "Board Approvals"

Financial Covenants:
Santa Anita Park must maintain trailing 12 month EBITDA (before intercompany fees and non-cash losses) of $11 million and, beginning December 31, 2005, Golden Gate Fields must maintain trailing 12 month EBITDA (before intercompany fees and non-cash losses) of $4 million.
Positive Covenants:
Standard positive covenants applicable to the Borrower and the Guarantors, given the nature of the transaction and including compliance with, and use of proceeds only as contemplated by, the MEC Recapitalization Plan.
Negative Covenants:	Standard negative covenants applicable to the Borrower and the Guarantors, given the nature of the transaction and including:

•	Restrictions on other debt
•	Restrictions on capital expenditures
•	Restrictions on liens and sale-leaseback transactions
•	Restrictions on financial assistance
•	Restrictions on distributions (and other restricted payments)
•	Restrictions on amalgamations and reorganizations
•	Restrictions on accounting policy changes
•
Restrictions on investments and acquisitions (subject to a carve-out permitting the Borrower to increase its investment in Amtote International, Inc. ("Amtote") at a cost not to exceed $7 million, provided that the shares of the MEC subsidiary that owns Amtote will be pledged to the Lender)

Reporting Requirements:
Customary for a transaction of this type, including (a) a completed MEC consolidated 2006 business plan, including detail by business unit, by no later than December 15, 2005 and (b) reasonably detailed monthly progress reports on the 15th day of each month with respect to the MEC Recapitalization Plan and, once prepared, the MEC 2006 business plan. The monthly progress reports will include (i) monthly financial statements, including up-to-date cash flow forecasts, summary of capital expenditures incurred in the month, revised or amended budgets, etc., (ii) an updated marketing plan for the asset sales set out in the MEC Recapitalization Plan, including expected dates for retaining sales agents / brokers, distributing sales materials, receiving offers, executing documentation and closing, summaries of offers and expressions of interest received, etc., (iii) an updated status report on the milestones set forth in Schedule B, and (iv) such other information as the Lender requests, acting reasonably.

Events of Default:	Standard events of default (after customary grace periods), including:

•	Failure to pay principal, interest or fees
•	Representations and warranties are incorrect
•	Non-performance of any covenants, including failure to comply with the MEC Recapitalization Plan
•	Cross-default to any other obligation of the Borrower or any of its subsidiaries to the Lender
•	Cross-default to other debt of the Borrower or any Guarantor, in excess of $2 million in aggregate
•	Material adverse change
•	Material judgments
•	Change of control

SHRCP Approval:
The obligations of The Meadows Entities as a Guarantor of the Bridge Loan will not be operative unless approved by the State Harness Racing Commission of Pennsylvania under 58 Pa. Code Section 185.22 (the "SHRCP Approval").

The Meadows Entities and the Borrower each covenants that it will promptly seek the SHRCP Approval, and further covenants that it will not take any act (or omit to take any act) that disqualifies The Meadows Entities from applying, obtaining, maintaining or receiving a license under the Pennsylvania Race Horse Development and Gaming Act, 4 Pa. C.S.A. Sections 1101-1904 (2004) or related regulations as in effect from time to time.

Unless SHRCP Approval is obtained and all applicable registrable security being provided by The Meadows Entities, in its capacity as a Guarantor, in connection with the Bridge Loan is registered within 75 days of the closing, the interest rate on the Bridge Loan will be increased by 100 basis points per annum until such time as such conditions are met.

Expenses:
All reasonable fees, expenses and closing costs incurred by the Lender in connection with the Bridge Loan Agreement, the security to be granted in connection therewith and the Lender's due diligence, including legal, accounting, environmental and other professional fees, expenses and closing costs shall be for the account of the Borrower, and shall be paid by the Borrower to the Lender promptly following receipt of an invoice therefor.
Indemnity:
Each of the Borrower and the Guarantors shall indemnify the Lender, its directors, officers, employees, affiliates, agents and representatives against all claims, actions, suits, costs, losses, damages and liabilities arising from or relating to the transactions contemplated by the Bridge Loan Agreement and related documentation and which arise out of or relate to: (i) environmental matters; (ii) breach by the Borrower and/or any of the Guarantors of any of their respective representations, warranties or covenants set forth in the Bridge Loan Agreement and related documentation; (iii) any acts or omissions of the Borrower and/or any of the Guarantors or any agent or contractor thereof; and (iv) the business of the Borrower and/or any of the Guarantors.
Other Terms and Conditions:	Assignment and Participation rights to apply.
Default rate of interest will be 15% per annum, compounded monthly.
Board Approvals:
This term sheet shall be subject to the respective approval, in their respective sole discretion, of the board of directors (and of that board's applicable committee of independent directors) of each of MEC and MID (the public company parent of the Lender).
Governing Law:
New York, with respect to the Bridge Loan Agreement; California, with respect to the California security; Florida with respect to the Florida security; and Pennsylvania with respect to the Pennsylvania security.

Confidentiality:	Except as required by law, rule or stock exchange regulation, this term sheet, all discussions relating to its content and all information concerning the parties will be kept strictly confidential.

Dated as of July 21, 2005.

MI DEVELOPMENTS INC.		MAGNA ENTERTAINMENT CORP.

Per:	/s/ JOHN SIMONETTI	Per:	/s/ BLAKE S. TOHANA

Name:	John Simonetti	Name:	Blake Tohana

Title:	Chief Executive Officer	Title:	Executive Vice-President and Chief Financial Officer

Per:	/s/ RICHARD CROFTS	Per:	/s/ MARY LYN SEYMOUR

Name:	Richard Crofts	Name:	Mary Lyn Seymour

Title:	Executive Vice-President, Corporate Development, General Counsel and Secretary	Title:	Controller

For itself and for its subsidiaries referenced herein.		For itself and for its subsidiaries referenced herein.

Schedule A — Guarantors

MEC Pennsylvania Racing, Inc.
Washington Trotting Association, Inc.
Mountain Laurel Racing, Inc.
    (collectively, "The Meadows Entities")
    Supported by:

  •
  1st Mortgage on The Meadows (ahead of the mortgage already in place for the Gulfstream Loan, which mortgage will be subordinated to the mortgage securing the Bridge Loan such that the mortgage already in place becomes a 2nd mortgage).

  •
  General security agreement.

  The guarantees from The Meadows Entities will be subordinated if financing is raised on The Meadows for slots (on terms acceptable to the Lender — see notes re "Additional Financing" in the Remington Loan Term Sheet).

Pacific Racing Association
MEC Land Holdings (California) Inc.
    Supported by:

  •
  2nd Mortgage on Golden Gate Fields (behind BMO)

The Santa Anita Companies, Inc.
Los Angeles Turf Club, Incorporated
    Supported by:

  •
  3rd Mortgage on Santa Anita (behind Wells Fargo and BMO)

Gulfstream Park Racing Association, Inc.
    (unsecured)

GPRA Thoroughbred Training Center Inc.
    (unsecured and with recourse limited to the value of its membership interests in Palm Meadows Estates, LLC)

SLRD Thoroughbred Training Center, Inc.
    (unsecured)

MEC Dixon, Inc.
    (unsecured)

Sunshine Meadows Racing Inc. (Ocala)
    (unsecured)

In the event that the currently anticipated sale of Flamboro Downs does not take place, unsecured guarantees will be provided by the MEC subsidiaries that own and operate Flamboro Downs.

Borrower Security

The Borrower will also deliver, or arrange for the execution and delivery of, those security documents requested by the Lender, including:

  •
  General Security Agreement, including a pledge of the shares and licenses of each of the Guarantors (or a negative pledge where a pledge is not available due to regulatory constraints) and a negative pledge of the shares and licenses of each of the Borrower's other subsidiaries (subject, in all cases, to any existing pledges of the shares and licenses)
  •
  Specific assignment of intercompany loans between the Borrower and its subsidiaries
  •
  Specific assignment of all insurance proceeds
  •
  Title insurance for all properties subject to registered security

Schedule B — Milestones under MEC Recapitalization Plan

Milestones with respect to availability of Tranche 2:

Asset Sales

  •
  The Borrower will establish to the satisfaction of the Lender that the Borrower has sold, or is actively pursuing the sale of, a minimum of four of the assets listed as being intended for disposal in the MEC Recapitalization Plan within the time frames included therein, with aggregate budgeted net proceeds before debt repayment of not less than $50 million

Gaming Transaction

  •
  The Borrower will establish to the satisfaction of the Lender that the Borrower has implemented a process to actively pursue a gaming transaction with one or more reputable gaming companies, including by retaining the advisory services of a gaming consultant acceptable to the Lender, acting reasonably

Operations

  •
  The Borrower will establish to the satisfaction of the Lender that the Borrower's EBITDA (excluding asset impairment writedowns and gains and losses on asset sales and irrespective of any changes in the Borrower's accounting policies after the date of closing) for the third quarter of 2005 is no worse than negative $22 million

Milestones with respect to availability of Tranche 3:

Asset Sales

  •
  The Borrower will (a) have sold, or have entered into an agreement of purchase and sale with respect to, assets that has resulted, or will result, in a repayment under the Bridge Loan of not less than $25 million and (b) establish to the satisfaction of the Lender that the Borrower has sold, or is actively pursuing the sale of, assets listed as being intended for disposal in the MEC Recapitalization Plan within the time frames included therein, with aggregate budgeted net proceeds before debt repayment of not less than $100 million (which will include proceeds of sale achieved in the milestone for Tranche 2 and represent a requirement for an additional $50 million above the amount required pursuant to the Asset Sales milestone with respect to Tranche 2)

Operations

  •
  The Borrower will establish to the satisfaction of the Lender that the Borrower's EBITDA (excluding asset impairment writedowns and gains and losses on asset sales and irrespective of any changes in the Borrower's accounting policies after the date of closing) for the fourth quarter of 2005 is no worse than negative $11 million

Schedule C — Takeouts

  •
  The Borrower and its subsidiaries will be obligated to use 100% of the net proceeds from asset sales, debt issuances, equity issuances or insurance proceeds in excess of $1 million (unless used for repairs or reconstruction of damaged property as approved by the Lender, acting reasonably) to repay the Bridge Loan and/or the BMO Facility as follows:

	Bridge Loan	BMO Facility
Asset Sales/Debt Issuances:
Santa Anita/GGF	0%	100%	(1)
The Meadows(2)	100%	0%
Designated Assets(3)	100%	0%
Shared Assets(4)	50%	50%
Other	0%	100%
Equity Issuances:
Third Party	50%	50%
MID	100%	0%
Insurance Proceeds	50%	50%
  •
  BMO has indicated that it will evaluate, on a case-by-case basis at the applicable time, whether it will require full repayment as noted above.

  •
  The aggregate repayment amount payable to BMO pursuant to the takeout provisions will not exceed $25 million (other than those takeout provisions that provide for 100% repayment to BMO, which may result in BMO being repaid the full amount then owed to it under the BMO Facility (up to a maximum of $50 million plus recovery costs)).

  •
  If BMO does not require full repayment, or the BMO cap has been reached, the Borrower will be required to use any net proceeds that would otherwise have been payable to BMO to repay the Bridge Loan and/or reduce the undrawn commitment.

(1)
In the case of Santa Anita, Wells Fargo would be paid out first. In both cases, any excess proceeds would be used to repay the Bridge Loan.
(2)
The guarantees from The Meadows Entities will be subordinated if financing is raised on The Meadows for slots (on terms acceptable to the Lender — see Schedule A).
(3)
Designated Assets: Colonial Downs management contract; Palm Meadows residential development land; Thistledown properties; Portland Meadows properties; Great Lakes Downs properties; San Luis Rey Downs properties; Magna Golf Course; Fontana Golf Course and residential land; Dixon properties; Ocala properties; Gulfstream properties; and Remington properties
(4)
Shared Assets: Flamboro properties; Lone Star properties; MJC properties; and XpressBet/HRTV

QuickLinks

BRIDGE LOAN TERM SHEET
Schedule A — Guarantors
Schedule B — Milestones under MEC Recapitalization Plan
Schedule C — Takeouts